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Contact:
Cephalon, Inc.                              Burns McClellan
Scott Melville (media) 610-738-6270          Justin Jackson (media) 212-213-0006
Sandra Menta (investors) 610-738-6376        Lisa Burns (investors) 212-213-4281

FOR IMMEDIATE RELEASE
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               Cephalon Issues $30 Million Revenue-Sharing Notes

     West Chester, PA -- February 25, 1999 -- Cephalon, Inc. (Nasdaq: CEPH) today announced the completion of a debt offering totaling $30 million, raised through the private sale of revenue-sharing notes. The proceeds from this financing will be used to support the commercialization of PROVIGIL(R) (modafinil) Tablets [C-IV]. Cephalon is currently selling PROVIGIL in the United States, the United Kingdom and Ireland. The offering was purchased by The Kaufmann Fund, Sprout Group and Delta Opportunity Fund. Diaz & Altschul Capital, LLC acted as placement agent for this transaction.

     The notes are repayable by the company in cash in February 2002. The notes bear an annual interest rate of 11% and are secured by the company's U.S. rights to PROVIGIL. Investors in the notes also will receive a royalty of 6% on U.S. sales of PROVIGIL for up to five years. Cephalon has the right to redeem the note at a premium prior to maturity, which would reduce the royalty period to four years. At no time are the notes convertible by the investors into common stock.

     The offering also included the issuance by the company of 1,920,000 five-year warrants to purchase shares of common stock with an exercise price of $10.08, a 25% premium to the average market price for the five trading days prior to February 24th. The investors will forfeit 480,000 of the warrrants if specified PROVIGIL sales levels are achieved. The terms of the warrants are not adjustable other than to reflect stock splits, stock dividends and other customary provisions.

     "This financing provides the capital to further invest in our PROVIGIL franchise with only minimal dilution to our existing shareholders," said Frank Baldino, Jr., Ph.D., president and chief executive officer of Cephalon, Inc.
"To our knowledge, this represents the first use in the biotechnology sector of revenue-sharing notes, a vehicle which has previously been utilized successfully by larger pharmaceutical companies. We believe that investor enthusiasm for this transaction represents a strong vote of confidence in the company and its commercialization of PROVIGIL."

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Cephalon Issues $30 Million Revenue-Sharing Notes
Page Two


     Established in 1994, Cephalon's U.S. sales force is marketing PROVIGIL to sleep centers, sleep specialists, neurologists, and managed care organizations. In addition, the company also copromotes, on an exclusive basis, Bristol-Myers Squibb's product, Stadol NS(R) (butorphanol tartrate) [C-IV] and Medtronic Inc.'s Intrathecal Baclofen Therapy (ITB(TM)), to neurologists in the United States.

     Cephalon, Inc., headquartered in West Chester, PA, is an international biopharmaceutical company dedicated to the discovery, development and marketing of products to treat neurological disorders and cancer.

     In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events.
These may include statements regarding anticipated scientific progress on our research programs, development of potential pharmaceutical products, prospects for regulatory approval, manufacturing development and capabilities, market prospects for our products, sales and earnings projections, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. Our performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth below and in our reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you are cautioned not to place too much reliance on any such factors or forward-looking statements. Furthermore, we do not intend (and we are not obligated) to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

     NOTE: Cephalon's press releases are posted on the Internet at the company's Web site at http://www.cephalon.com. They are also available by fax
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